Pikeville National Corporation

                         208 North Mayo Trail
                       Pikeville, Kentucky 41501

                            PROXY STATEMENT

                    Annual Meeting of Shareholders
                       to be held April 23, 1996

                             INTRODUCTION

   This Proxy Statement and accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Pikeville National Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, April 23, 1996, at 6:00 p.m. (EDT), at the Landmark Convention Center, South Mayo Trail, Pikeville, Kentucky, and any adjournments thereof. A copy of the Company's 1995 Annual Report to Shareholders accompanies this Proxy Statement.

   The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person, by telephone and other means of communication by directors, officers, and other employees of the Company, none of whom will receive additional compensation for such services. The Company will also request brokerage houses, custodians and nominees to forward soliciting materials to the beneficial owners of stock held of record by them, and will pay the reasonable expenses of such persons for forwarding such materials. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders of the Company on or about March 20, 1996.

                   RECORD DATE AND VOTING SECURITIES

   The Common Stock of Pikeville National Corporation ("Common Stock") is the only class of outstanding voting securities. Only holders of Common Stock of record at the close of business on February 29, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 9,124,314 shares of Common Stock outstanding. In the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder will have the right to cast as many votes in the aggregate as equals the number of shares of Common Stock held by the shareholder multiplied by the number of directors to be elected at the Annual Meeting. Each shareholder may cast all of his or her votes for one candidate, or distribute such votes among two or more candidates. Shareholders will be entitled to one vote for each share of Common Stock held of record on the Record Date with regard to any other matters that may properly come before the Annual Meeting or any adjournment thereof.

   Each proxy, unless the shareholder otherwise specifies, will be voted in favor of the election of the 10 nominees for director named herein. Where a shareholder has appropriately specified how the proxy is to be voted, it will be voted accordingly. If considered desirable, cumulative voting will be exercised at the discretion of persons named in the proxy to elect as many of such nominees as possible. As to any other matter which may properly be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. A shareholder may revoke his or her proxy at any time prior to its exercise. Revocation may be effected by written notice to the Company, by a subsequently dated proxy received by the Company, or by oral revocation in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting or any adjournment thereof.

   A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.

                        PRINCIPAL SHAREHOLDERS

   The following table sets forth information as to each shareholder known by the Company to beneficially own more than five percent of the Common Stock as of the Record Date.

       Beneficial Owners             Amount and Nature        Percent
       Name and Address              of Beneficial Ownership  of Class
       Trust Company of Kentucky,    750,520 (1)              8.2%
       as Fiduciary
       P. O. Box 2560
       Ashland, Kentucky 41105

(1) The shares indicated are held by Trust Company of Kentucky, a subsidiary of the Company, in fiduciary capacities as trustee, executor, agent or otherwise. Of the shares indicated, Trust Company has sole voting rights with respect to 139,183 shares, shared voting rights with respect to 31,325 shares and no voting rights with respect to 580,012 shares. Trust Company has shared investment power with respect to 48,688 shares and sole investment power with respect to 701,832 shares.


      ELECTION OF DIRECTORS AND SECURITY OWNERSHIP OF MANAGEMENT

   The Company's directors are elected at each annual meeting of the shareholders and hold office until the next election of directors or until their successors are duly elected and qualify. The persons named below, all of whom currently serve as directors of the Company have been nominated for election to serve until the 1997 Annual Meeting of Shareholders. The following table sets forth certain information respecting the persons nominated to be directors of the
Company:

                                                                                Amount and
                            Positions                                           Nature of
                            and                Director  Principal              Beneficial     Percent
Name and Age (1)            Offices  *         Since     Occupation (2)         Ownership (3)  of Class
Charles J. Baird; 46        Director           1988      Baird, Baird, Baird   70,726  (5)     (4)
                                                         & Jones, P.S.C.,
                                                         Attorneys

Burlin Coleman; 66          Chairman of        1980      Chairman of Board    306,883  (6)     3.4%
                            Board of                     of Directors -
                            Directors                    Pikeville National
                                                         Corporation

Terry N. Coleman; 44        President,         1993      President & CEO -     14,812  (7)     (4)
                            Chief Executive              Pikeville National
                            Officer, Chief               Corporation
                            Operating Officer
                            & Director

Nick A. Cooley; 62          Director           1980      President - Unit      31,645          (4)
                                                         Coal Corporation

William A. Graham, Jr.; 59  Director           1990      Chairman -           100,560  (8)     1.1%
                                                         Farmers-Deposit Bank

Jean R. Hale; 49            Executive VP,      1993      President & CEO -     24,572  (9)     (4)
                            Secretary &                  Pikeville National
                            Director                     Bank and Trust Company

Brandt Mullins; 68          Vice Chairman      1980      Retired President -   79,876 (10)     (4)
                            & Director                   Pikeville National
                                                         Bank and Trust Company

M. Lynn Parrish; 46         Director           1993      President - Knott     55,091 (11)     (4)
                                                         Floyd Land Co., Inc.

Ernest M. Rogers; 68        Director           1980      President and General 52,741 (12)     (4)
                                                         Manager - Rogers
                                                         Petroleum Services, Inc.

Porter Welch;  70           Director           1995      Chairman - The        80,714 (13)     (4)
                                                         Woodford Bank and
                                                         Trust Company

                    All directors and executive officers as a group           879,619 (14)     9.6%
                    (13 in number, including the above named individuals)

<F1>
  * Burlin Coleman is also a director of Pikeville National Bank and Trust Company, Farmers National Bank, First American Bank, Community Trust Bank FSB and Trust Company of Kentucky. Terry N. Coleman is also a director of Pikeville National Bank and Trust Company, Commercial Bank, Middlesboro, The Woodford Bank and Trust Company and
Trust Company of Kentucky.   Jean R. Hale is also a director of
Pikeville National Bank and Trust Company and Trust Company of Kentucky. William A. Graham, Jr. is also a director of Farmers-Deposit Bank. Brandt Mullins is also a director of First Security Bank & Trust Co., Commercial Bank, West Liberty, Exchange Bank of Kentucky and Farmers-Deposit Bank. Porter Welch is also a director of The Woodford Bank and Trust Company.

<F2>
  (1)  The ages listed are as of February 29, 1996.
<F3>
  (2) Each of the nominees has been engaged in the principal occupation specified above for five years or more.
<F4>
  (3) Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own a security if the person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to beneficially own any shares which that person has the right to acquire beneficial ownership within sixty days. Shares of Common Stock subject to options exercisable within sixty days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares held by them.
<F5>
  (4)  Less than 1 percent.
<F6>
  (5) Includes 34,226 shares in trust for W. J. Baird's grandchildren over which Mr. Baird is trustee with the power to vote and invest such shares.
<F7>
  (6)  Includes the following shares beneficially owned by Burlin
       Coleman: 240,752 shares held in trust over which Mr. Coleman has sole voting and investment power; 65,131 shares in which Mr. Coleman shares voting power pursuant to a power of attorney; and 990 shares held directly by Mr. Coleman. Excludes 8,770 shares held by Mr. Coleman's wife, over which Mr. Coleman has no voting or investment power.
<F8>
  (7)  Includes 1,143 shares held in trust, 8,620 shares which Terry
       N. Coleman may acquire pursuant to options exercisable within sixty days of the Record Date and 1,980 shares held in the Company's Employee Stock Ownership Plan ("ESOP"), which Mr. Coleman has the power to vote. Excludes 1,636 shares held by Mr. Coleman's wife, over which Mr. Coleman has no voting or investment power.
<F9>
  (8) Includes 5,334 shares that Mr. Graham may acquire pursuant to options exercisable within sixty days of the Record Date and 833 shares held in the ESOP, which Mr. Graham has the power to vote.
<F10>
  (9) Includes 8,620 shares which Mrs. Hale may acquire pursuant to options exercisable within sixty days of the Record Date and 1,980 shares held in the ESOP, which Mrs. Hale has the power to vote. Excludes 3,537 shares held by Mrs. Hale's husband, over which Mrs. Hale has no voting or investment power.
<F11>
  (10) Includes 75,751 shares held in trust, which Mr. Mullins has the power to vote. Excludes 22,875 shares held by Mr. Mullins' wife, over which Mr. Mullins has no voting or investment power.
<F12>
  (11) Excludes 600 shares held by Mr. Parrish's wife as custodian for their minor child, over which Mr. Parrish has no voting or investment power.
<F13>
  (12) Excludes 15,344 shares held by Mr. Rogers' wife, over which Mr.
       Rogers has no voting or investment power.
<F14>
  (13) Includes 79 shares held in ESOP which Mr. Welch has the power to vote.
<F15>
  (14) Includes 27,824 shares which may be acquired by all directors and executive officers as a group pursuant to options exercisable within sixty days of the Record Date.

   Unless authority to do so is withheld, it is the intention of the persons named in the proxy card to vote for the election of each of the nominees listed above. All nominees have indicated a willingness to serve and the Company does not anticipate that any of the above nominees will decline or be unable to serve if elected as a director. However, in the event that one or more of such nominees is unable, unwilling or unavailable to serve, the persons named in the proxy shall have authority, according to their judgement, to vote for such substitute nominees as they, after consultation with the Company's Board of Directors, shall determine.

   The following persons are executive officers of Pikeville National Corporation. They are not nominated to serve as directors. Their security ownership is as follows:
                                                 Amount & Nature of     Percent
Name              Position                       Beneficial Ownership   of Class
John H. Mays      Chief Executive Officer -            61,699 (1)          (2)
                  First American Bank & Director
Richard M. Levy   Senior Vice President                   300              (2)
                  and Chief Financial Officer
Walter T. Freeman Senior Vice President                     0              (2)
                  and Senior Operations Officer

(1) Includes 5,250 shares which Mr. Mays may acquire pursuant to options exercisable within sixty days of the Record Date, 1,951 shares held in the ESOP, which Mr. Mays has the power to vote and 2,924 shares held in trust which Mr. Mays has the power to vote.
(2)  Less than 1 percent.


             INFORMATION CONCERNING THE BOARD OF DIRECTORS

   Directors of the Company, who are not also officers of the Company are paid $1,000 per meeting of the Board if in attendance or $500 if not in attendance. Directors who are also officers of the Company do not receive additional compensation for serving as a director.

   The Board of Directors had six meetings during the 1995 fiscal year. The Board has among other committees, Audit and Asset Quality, Compensation and Directors Nominating Committees. Nick Cooley, Bryan Johnson and Brandt Mullins failed to attend at least 75% of the aggregate number of regularly scheduled Board of Directors meetings and meetings of committees of the Board on which the director served during 1995.

   The Audit and Asset Quality Committee consists of Earl Gene Johnson, Leonard McCoy, Nick Cooley, Ernest M. Rogers and E. Bruce Walters. The Audit and Asset Quality Committee met six times during 1995. The committee reviews and reports to the Board with respect to various auditing and accounting matters, including the appointment and performance of the independent auditors, the scope of audit procedures, general auditing policy matters and adequacy of internal controls.

   The Compensation Committee consists of Brandt Mullins, Ernest M. Rogers, Burlin Coleman and E. Bruce Walters. The Compensation
Committee, which held two meetings during 1995, reviews the compensation practices of the Company and its subsidiaries.

   The Directors Nominating Committee consists of George F. Johnson, Brandt Mullins and E. Bruce Walters. This committee met one time in 1995.
            INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

   In the ordinary course of business the Company, through its wholly-owned subsidiary commercial banks and savings bank, has in the past and expects to have in the future, banking transactions, including lending to its directors, officers, principal shareholders and their associates. When these banking transactions are credit transactions they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of the Company's Board of Directors, such transactions do not involve more than the normal risk of collectibility or present any other unfavorable features.

   Mr. Charles J. Baird, a director of the Company, is a shareholder in Baird, Baird, Baird, & Jones, P.S.C., a law firm which provided services to Pikeville National Corporation and its affiliates during 1995 and has been retained to provide legal services during the current fiscal year 1996 by Pikeville National Corporation and its affiliates. Approximately $90,000 in legal fees were paid to Baird, Baird, Baird, & Jones during 1995.

   COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's executive officers and directors and persons who own more than ten percent (10%) of the Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") as well as to furnish the Company with a copy of such report (the Company is not aware of any beneficial owner of more than 10% of its Common Stock). Additionally, SEC regulations require the Company to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. Earl Gene Johnson was late filing a SEC Form 5 (annual statement of changes in beneficial ownership) and E. Bruce Walters, John Shropshire, CEO at Farmers-Deposit Bank, and Ernest M. Rogers were late filing SEC Form 4 (statement of changes in beneficial ownership) during 1995.

                        EXECUTIVE COMPENSATION

   The following table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the executive officers of the Company whose total cash compensation for the fiscal year ended December 31, 1995 exceeded $100,000.

                                   SUMMARY COMPENSATION TABLE
                                      Annual Compensation     Long-Term
                                                            Compensation
                                                                             All Other
                                        Salary   Bonus (1)   Options (2)  Compensation (3)
 Name and Principal Position      Year    ($)       ($)          (#)            ($)
 Terry N. Coleman                 1995  180,000  24,032       1,545       12,590
 President, Chief Executive       1994  165,000  35,021       1,467       13,746
 Officer and Director             1993  150,000  25,500       1,500       11,069

 Jean R. Hale                     1995  170,000  24,032       1,545       12,132
 Executive Vice President         1994  165,000  35,021       1,467       16,359
 Secretary and Director           1993  150,000  25,500       1,500       10,566

 John H. Mays                     1995  123,810     200           0       16,044
 Chief Executive Officer -        1994  140,000   1,000           0        9,784
 First American Bank and Director 1993  144,106   1,000       1,500       14,913

 Richard M. Levy (4)              1995  104,807   8,312           0       21,357
 Senior Vice President            1994        0       0           0            0
 and Chief Financial Officer      1993        0       0           0            0

 Walter T. Freeman (5)            1995  140,000   8,645           0        3,122
 Senior Vice President and        1994        0       0           0            0
 Senior Operations Officer        1993        0       0           0            0

<F1>
(1) Bonuses are paid under the Company's employee incentive plan, in which all full-time employees of the Company and its subsidiaries participate. Bonuses paid to employees of subsidiary banks are based on return on assets and growth in average core deposits for their respective subsidiary bank. Bonuses paid to employees of the Company are based on the return on assets and growth in average core deposits for all subsidiary banks. Bonuses are paid as a uniform percentage of annual salary for all such employees. Affiliate bank CEO's are also eligible for additional bonuses based on performance. (See report of the Compensation Committee)
<F2>
(2)  These options were granted under the 1989 Stock Option Plan (the
     "Option Plan"). The Option Plan permits the grant of options to employees of the Company and its subsidiaries whose efforts contribute, or may be expected to contribute materially to the successful performance of the Company.
<F3>
(3)  Amounts in this column include director fees (paid to Mr. John H.
     Mays) and contributions by the Company under the ESOP and the 401(K) Profit Sharing and Trust (the "401 (K) Plan"). Entries for 1995 include (a) Company contributions to the ESOP (Mr. Terry N. Coleman $6,943, Mrs. Jean R. Hale $6,476, and Mr. John H. Mays $4,951) and (b) Company contributions to the 401 (K) Plan (Mr. Terry N. Coleman
     $4,728, Mrs. Jean R. Hale $4,120 and Mr. John H. Mays $3,983).
     Relocation compensation of $20,994 to Richard M. Levy and $2,535 to Walter T. Freeman is also included. Participation in the 401 (K) Plan is available to any employee of the Company or its subsidiaries who has been employed for one year, completed 1,000 hours of service and has attained the age of 21 ("Participant"). Participants may contribute 1% to 15% of their annual salary, and the Company will contribute 50% of the Participant's first 8% of contributions. Any Participant is also eligible to participate in the ESOP, to which the Company contributes a percentage of each Participant's salary as determined annually by the Board of Directors. For 1994 and 1995, the Company made a contribution to the ESOP in an amount equal to 4% of the Participants' annual salaries.
<F4>
(4) Richard M. Levy was employed by Pikeville National Corporation on February 27, 1995. Mr. Levy's title changed to Executive Vice
     President adn Chief Financial Officer as of January 23, 1996.
<F5>
(5) Walter T. Freeman was employed by Pikeville National Corporation on February 20, 1995.

  The following table sets forth the information regarding options granted to the named executive officers during fiscal year 1995.

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                       Potential Realizable
                                                         Value at Assumed
                                                      Annual Rates of Stock
                   Individual Grants                    Price Appreciation
                                                       for Option Term (2)
                 Number of     Percent
                 Securities    of Total
                 Underlying  Options/SARs
                 Options/     Granted to   Exercise
                   SARs        Employees   or Base
                 Granted (1)      in        Price   Expiration
    Name           (#)        Fiscal Year   ($/SH)     Date     5% ($)  10% ($)

Terry N. Coleman   1,545         17.45%     23.13    2/20/2005  22,469   56,941

Jean R. Hale       1,545         17.45%     23.13    2/20/2005  22,469   56,941

John H. Mays           0          0.00%      0.00       N/A       N/A      N/A

Richard M. Levy        0          0.00%      0.00       N/A       N/A      N/A

Walter T. Freeman      0          0.00%      0.00       N/A       N/A      N/A

(1) Options become exercisable in equal 25% installments beginning one year after the date of the grant and become fully exercisable upon a change in control of the Company. Options expire if not exercised ten years after the date of the grant.
(2) These amounts, based on assumed appreciation rates of 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Moreover, these values do not take into consideration the provisions of the options providing for nontransferability, vesting over a period of four years or termination of the options following termination of employment. The amounts shown are pre-tax and assume the options will be held throughout the entire ten year term. Actual gains, if any, are dependent upon the future performance of the Common Stock, as well as the continued employment of the option holder through the vesting periods.

The following table sets forth the number and value of unexercised options held by the named executive officers at December 31, 1995. No options or SARs were exercised by the named executive officers during the 1995 fiscal year. No SARs were held by the named executive officers at December 31, 1995.

             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTIONS/SAR VALUES
                                    Number of
                                   Securities
                             Underlying Unexercised      Value of Unexercised
                                Options/SARs at       In-the-Money Options/SARs
                              Fiscal Year-End (#)     at Fiscal Year-End ($) (1)
    Name                   Exercisable Unexercisable Exercisable Unexercisable

Terry N. Coleman               7,304       3,958        47,104       4,826
Jean R. Hale                   7,304       3,958        47,104       4,826
John H. Mays                   4,688       1,313        30,791       4,826
Richard M. Levy                    0           0             0           0
Walter T. Freeman                  0           0             0           0

(1) Based on the closing price of the Common Stock at December 31, 1995.

                 REPORT OF THE COMPENSATION COMMITTEE

   The principal duties of the Compensation Committee are to review the compensation of executive officers of the Company and make recommendations to the Board for approval.

   The Company's compensation package for executive officers consists of base salary plus the opportunity to earn a cash bonus and discretionary stock options. The base salaries of the Company's executive officers, including its Chief Executive Officer, are set at levels the Committee believes sufficient to attract and retain qualified executives. Outside consultants were used in establishing the base salaries, which the Committee believes to be in line with the base salaries paid by other companies within the Company's peer group bank holding companies with total consolidated assets of one to three billion dollars. This is not the peer group used to construct the performance graph contained in this proxy statement.
   Cash bonuses are based on return on assets and core deposit growth at each of the Company's subsidiary banks and are paid as a uniform percentage of annual salary for executive officers and all other employees. The cash bonuses are determined on the following schedule:

                                           Incentive as a
                    Return on Assets        % of Salary
                    1.00 and Below        Board Discretion
                    1.01 - 1.05%                 5%
                    1.06 - 1.10%                 6%
                    1.11 - 1.15%                 7%
                    1.16 - 1.20%                 8%
                    1.21 - 1.25%                 9%
                    Each Additional          Additional
                         .05%                    1%

   Adjustments to the bonus are made if core deposit growth is above or below 4.0%. For 1995, the Company's executive officers were employees of the Company or its lead bank, Pikeville National Bank and Trust Company, and their bonuses were based on the bank's return or the average of all the banks.

   Affiliate bank CEO's are also eligible for non-discretionary stock options and additional cash bonuses based on performance goals.
Senior managers of the Company and affiliate banks are also eligible for discretionary stock options.

   The salary and bonus of Terry N. Coleman, the Chief Executive Officer, was tied to the lead bank's return on equity and deposit growth in fiscal 1995 and was not tied to stock performance. The Compensation Committee believes the compensation of the Chief Executive Officer is in line with other companies in its peer group.

   Stock options each were granted under the Option Plan to the following Company and subsidiary bank officers:

                   Officer                   # of Shares
                   Terry N. Coleman             1,545
                   Jean R. Hale                 1,545
                   Claude Bentley                 229
                   Ralph Weickel                1,000
                   Kenneth Earley                 500
                   William A. Graham, Jr.         335
                   Wayne Darnell                  100
                   Garry McClure                1,000

   The option price for all options granted was the bid price per share of Common Stock on the date each option was granted.

   OBRA Deductibility Limitation. The Omnibus Budget Reconciliation Act of 1994 (OOBRAO) prohibits the deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Company has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

   Compensation Committee:
   Burlin Coleman    Ernest M. Rogers    Brandt Mullins      E. Bruce Walters

   During 1995, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board of Directors' Compensation Committee. However, Burlin Coleman was the Chief Executive Officer and Brandt Mullins the Chief Operating Officer prior to their retirements in 1994 and 1992, respectively.

                       COMMON STOCK PERFORMANCE

   The following graph shows the cumulative return experienced by the Company's shareholders during the last five years compared to the NASDAQ Stock Market and the NASDAQ Bank Index. The graph assumes the investment of $100 on December 31, 1990 in the Company's Common Stock and each index and the reinvestment of all dividends paid during the five year period.

Comparison of 5 Year Cumulative Total Return among Pikeville National Corporation, NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks


Fiscal Year Ending December 31

                                1990   1991   1992    1993   1994    1995
 Pikeville National Corporation 100    100    198     282    259     196
 NASDAQ Stock Market (U.S.)     100    161    186     215    210     296
 NASDAQ Bank Stocks             100    164    239     272    271     404

                         INDEPENDENT AUDITORS

   Ernst & Young LLP ("Ernst & Young") has been selected as independent certified public accountants for 1996 by the Audit and Asset Quality Committee, subject to approval of the full Board of Directors .

   Crowe Chizek & Company of South Bend, Indiana ("Crowe Chizek") were the independent certified public accountants for the years ended December 31, 1995, 1994 and 1993. The services rendered to the Company by Crowe Chizek during these years included the audit of annual financial statements, review of the Annual Report and reports filed with the SEC, consultation on Internal Revenue Service examination and consultation with the internal audit staff concerning documentation and testing of internal accounting controls.

   Ernst & Young replaced Crowe Chizek on January 23, 1996. During the two most recent fiscal years and interim period prior to January 23, 1996, there have been no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

   Crowe Chizek's report on the financial statements and notes for the fiscal years ended December 31, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent certified public accountants was recommended by the Audit and Asset Quality Committee and is subject to approval of the full Board of Directors. Neither Crowe Chizek nor Ernst & Young is expected to have a representative present at the meeting.

                  AMENDMENT OF 1989 STOCK OPTION PLAN

   The Company's 1989 Stock Option Plan (the "Plan") provides for the granting of options to purchase the common capital stock (the "Common Stock") of the Company (the "Options"). Options permitted under the Plan include both Incentive Stock Options ("ISO") qualifying for favorable tax treatment pursuant to Section 422 of the Internal Revenue Code of 1986 ("Code"), as well as Nonqualified Stock Options ("NSO"). In its current form, the Plan authorizes the issuance of Options to purchase up to 225,000 shares of Common Stock. One proposed Plan amendment is to increase the total number of shares available under the Plan to 450,000 shares of Common Stock. As of January 30, 1996, the Fair Market Value to each share of Common Stock was $20.00 per share.

   As of January 30, 1996, Options have been issued under the Plan granting the right to acquire 126,686 shares of Common Stock with a market value of $2,044,795 and 28,755 Options have been exercised pursuant to which 28,755 shares of Common Stock were acquired by persons eligible under the Plan having a market value of $335,334.

   Options are granted under the Plan at the discretion of the Compensation Committee of the Company's Board of Directors (the "Committee"). Employees eligible for Options, the number of shares to be covered by each Option and the character of the Options as either ISO or NSO is determined by the Committee based upon criteria including the duties of the employee, the employee's present and potential contribution to the success of the Company, the employee's anticipated number of years of active service remaining, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan. In its current form, the Plan extends the granting of Options through December 31, 1998.

   The following are the proposed amendments (the "Amendments") to the Plan and how the Amendments differ from the Plan as it currently exists:

   A. Increasing the total number of shares of Common Stock for which Options may be issued from 225,000 to 450,000.

   B. Eliminating the annual Plan limitations of granting Options for the purchase of not more than 20,000 shares.

   C. Increasing the percentage of an eligible person's base annual salary for which ISOs may be granted by the Committee from 50% to 100% of base salary.

   D. Any special grant of an Option or Options by the Committee for management retention purposes will not be subject to the existing 100% of base salary limitation.

   E. Special rules will apply to any Option granted to an eligible person that constitutes a special grant made by the Committee for management retention purposes. Any such Option granted under the Plan by the Committee shall survive a Change in Control and the Option will neither lapse nor become immediately exercisable as a result of the Change in Control but will continue in accordance with its terms. If the Optionee incurs a termination of employment subsequent to a Change in Control, the normal termination of employment provisions will apply unless the termination of employment is involuntary (other than a Discharge for Cause) or the termination is as a result of the Optionee's Change in duties.

   The classes of persons eligible to participate in the Plan and the number of persons in each class (the "eligible persons, Employees or Optionees") as determined by the Committee (the "Committee") from time to time are as follows:

                    Class                        Number of Persons

                    Executive Class                      5

                    Non-Executive Officer
                      Employee Group                    17

   Because of the discretionary authority possessed by the Committee in granting Options, benefits to be allocated to eligible persons under the Plan are not capable of being determined prospectively and the benefits received by eligible persons under the Plan for the fiscal year ended December 31, 1995 would not have been increased or decreased due to the proposed amendments. However, the proposed amendments would allow the Committee to grant greater benefits in future years to persons eligible under the Plan. The benefits received by eligible persons under the Plan for the Company's fiscal year ended December 31, 1995 are as follows:

                                                             Number of
         Name and Position             Dollar Value ($)   Optioned Shares

         Terry N. Coleman
             Chief Executive Officer         43,200            2,160

         Jean R. Hale
             Executive Vice President        43,200            2,160

         John H. Mays
             Director                             0                0

         Richard M. Levy
             Senior Vice President and
             Chief Financial Officer         30,000            1,500

         Walter T. Freeman
             Senior Vice President and
             Senior Operations Officer            0                0

         Non-Executive Director Group             0                0

         Executive Group                          0                0

         Non-Executive Officer
             Employee Group                  90,740            4,537

   The Board may discontinue, amend, alter or suspend the Plan, but may not, without the approval of the holders of a majority of all the issued and outstanding Common Stock present either in person or by proxy at a meeting duly held for that purpose, make any alteration or amendment of the Plan which operates (a) to withdraw supervision of the administration of the Plan from the Committee, (b) to increase the total number of shares of Common Stock for which Options may be granted under the Plan, except upon changes in capitalization of the Company as provided in Section 9 of the Plan, (c) to extend the maximum Option period provided in Section 7.d of the Plan, (d) to decrease the minimum Option Price provided in Section 7.c of the Plan, or (e) to change the definition of "employees" so as to alter the class of employees eligible to receive Options. A copy of the Plan is enclosed with this Proxy Statement.

   Options granted under the Plan are issued subject to the following terms and conditions:

   * Options shall be granted only to eligible persons and, in the case of an ISO, shall not be granted to any employee who immediately after the granting of an Option owns (as defined in Section 424(d) of the Code) more than 10 percent of the issued and outstanding Common Stock unless such option is granted at 110 percent of the Fair Market Value of the Common Stock at the time of the grant of the Option. Determining the ownership of Common Stock is subject to stock attribution rules described in detail in the Plan.

   * The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

   * If the Optionee's employment with the Company terminates for any reason other than (1) death or permanent and total disability ("Disability"), (2) Discharge for Cause, or (3) as the result of a Change in Control as described below, the Option then terminates three months after employment terminates (unless the Optionee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such period after termination of employment only with respect to the number of shares the Optionee was entitled to purchase on the day preceding the termination of employment. The Committee may, however, in specific cases and in its sole discretion, permit the exercise by an Optionee of all or part of the Options that were not exercisable on the date of termination of employment within the three-month period after employment terminates. If the Optionee's employment terminates because of Discharge for Cause, the Option shall terminate at the time of such Discharge.

   * In the event an Optionee who has been granted an Option under the Plan in conjunction with a special grant by the Board for management retention purposes, as described in the underlying Option Agreement, incurs a termination of employment subsequent to a Change in Control
      (as described in Section 12 of the Plan), the Option so granted shall terminate three months after employment terminates (unless the Optionee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such period after termination of employment only with respect to the number of shares the Optionee is entitled to purchase on the day preceding the termination of employment. However, if the Optionee's termination of employment is involuntary (other than a Discharge for Cause), or is as a result of the Optionee's Change in Duties, the Option shall continue in accordance with its terms and the Plan until its expiration date. Any Option that continues beyond the date that is three months after the termination of employment shall be a Non-Qualified Option. A Change in Duties shall mean any one or more of the following:

      1. a significant change in the nature or scope of the Employee's authorities or duties from those applicable to him immediately prior to the date on which a Change in Control occurs;

      2. a reduction in the Employee's base annual salary from that provided to him immediately prior to the date on which a Change in Control occurs;

      3. a diminution in the Employee's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation, from the greater of:

          * the opportunities provided by the Company for executives with comparable duties; or

          * the opportunities under any such plans under which he was participating immediately prior to the date on which a Change in Control occurs;

      4. a change in the location of the Employee's principal place of employment by the Company by more than 25 miles from the location where he was principally employed immediately prior to the date on which a Change in Control occurs; or

      5. a reasonable determination by the board that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, function or duties attached to his position immediately prior to the date on which a Change in Control occurs.

* If the Option is an ISO, the aggregate Fair Market Value (determined at the time the ISO is granted) of the Common Stock that is the subject of the Option, with respect to which Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Company, may not exceed $100,000.
   Should an Option granted under the Plan which is intended to be an ISO exceed such limitation, it shall be treated as an ISO to the extent of the foregoing limitation and as a NSO to the extent of the excess.

* The terms and conditions of each ISO granted under the Plan to an Employee shall be interpreted in a manner consistent with Section 422 of the Code and with all regulations issued thereunder.

* The Committee may, in its sole discretion, cause the Company to convert an ISO to a NSO upon such terms and conditions and in such manner as the Committee deems equitable.

* The Committee shall have the power, subject to the limitations contained in the Plan, to prescribe additional terms and conditions in respect of the granting or exercise of any Option under the Plan and in particular shall prescribe the following terms and Conditions, which shall be contained in the Option Agreement for such Option:

   1. Whether the Option is an ISO or a NSO.

   2. The number of shares of Common Stock to which the Option pertains.

   3. The exercise price of the Option, which shall not be less than 100 percent of the Fair Market Value of the Common Stock at the time of the grant of the Option, except as otherwise provided in the Plan.

   4. The term of the Option, which shall not exceed 10 years from the date on which the Option is granted, unless the Optionee owns more than 10 percent of the issued and outstanding Common Stock, in which case the term of an ISO shall not exceed 5 years.

   5. The method by which or time when the Option may be exercised in whole or in part.

   6. Whether the Option Price may be paid in whole or in part in shares of Common Stock then owned by the Optionee.

   7. For a NSO, the provisions for the withholding of federal, state and local income or other taxes that are due in connection with the exercise of the NSO.

   For Federal income tax purposes, the Optionee does not recognize income, and the Company is not allowed a deduction, upon the grant of an ISO. The Optionee will not recognize taxable income upon exercise of an ISO if the Optionee does not dispose of the Common Stock that is the subject of the ISO within two (2) years of the date the ISO is granted to the Optionee or within one (1) year of the date the Optionee exercises the ISO. If the Optionee does not recognize income with respect to the ISO, then the Company is not allowed a deduction with respect to the ISO. The Optionee will, however, recognize taxable income upon the Optionee's ultimate disposition of the shares which were acquired by the Optionee pursuant to the ISO and the Company will, at such time, be allowed a deduction in the amount of the Option Price for the shares that were the subject of the ISO.

   An Optionee that is granted a NSO does not recognize income, and the Company is not allowed a deduction, in the taxable year in which the NSO is granted. However, the Optionee will recognize taxable income in the taxable year the Optionee exercises the NSO in an amount equal to the difference between the value of the Common Stock subject to the Option on the date the NSO is exercised and the Option Price.
Likewise, the Company will be allowed a deduction in the taxable year the Optionee exercises the NSO in the amount of the taxable income recognized by the Optionee.

   The Aggregate Options issued under the Plan and received by the following groups of eligible persons as of January 30, 1996, are as follows:
                                                                Number of
               Name and Position         Dollar Value ($)   Optioned Shares (1)

               Terry N. Coleman
                 Chief Executive Officer     240,052              13,422

               Jean R. Hale
                 Executive Vice President    240,052              13,422

               John H. Mays
                 Director                     83,512               6,000

               Richard M. Levy
                 Senior Vice President and
                 Chief Financial Officer      30,000               1,500

               Walter T. Freeman
                 Senior Vice President and
                 Senior Operations Officer         0                   0

               Non-Executive Director Group        0                   0

               Executive Group                23,125               1,000

               Non-Executive Officer
                 Employee Group              332,703              19,287


  (1) Of this number, 2,880 options have been exercised by members of the Non-Executive Officer Employee Group pursuant to which 2,880 shares of Common Stock were acquired.


                         SHAREHOLDER PROPOSALS

   It is currently contemplated that the Company's 1997 Annual Meeting of Shareholders will be held on or about April 22, 1997. In the event that a shareholder desires to have a proposal considered for presentation at the Company's 1997 Annual Meeting of Shareholders and inclusion in the Proxy Statement for such meeting, the proposal must be forwarded in writing to the Secretary of the Company so that it is received no later than November 22, 1996. Any such proposal must comply with the requirements of Rule 14(a)-8 promulgated under the Act.

                             MISCELLANEOUS

   The Board of Directors of the Company knows of no other business to be presented to the Annual Meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. The Board of Directors urges each shareholder who does not intend to be present and to vote at the Annual Meeting to complete, sign, and return the enclosed proxy as promptly as possible.

   By Order of the Board of Directors



   Burlin Coleman
   Burlin Coleman, Chairman of the Board





   Terry N. Coleman
   Terry N. Coleman, President


   Pikeville, Kentucky
   March 20, 1996